FORM OF NOTE

[FORM OF FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000 OF PRINCIPAL AMOUNT AT MATURITY OF THIS NOTE IS $487.02, THE ISSUE DATE IS MARCH 3, 1994, AND THE YIELD TO MATURITY IS 4.5% COMPOUNDED SEMI-ANNUALLY.

USF&G CORPORATION

Zero Coupon Convertible Subordinated Note due 2009
CUSIP No. 903290-AD6

No. _____
Issue Date:  March 3, 1994
Issue Price:  $512.98                    Original Issue Discount: $487.02
(for each $1,000 Principal Amount       (for each $1,000 Principal Amount
at Maturity)                                      at Maturity)

USF&G CORPORATION, a Maryland corporation, promises to pay to _________________ or registered assigns, the Principal Amount at Maturity of ______________ Dollars on March 3, 2009.

This Note shall not bear interest except as specified on the other side of this Note. Original Issue Discount will accrue as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:  March 3, 1994                                  USF&G CORPORATION

[SEAL]                              By:_______________________________________

Attest:  ______________________________     Title:Vice President-Treasurer

Title:  Secretary

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION


CHEMICAL BANK, as Trustee,
certifies that this is one of the Notes
referred to in the within-mentioned Indenture.

By: _________________________________________
Authorized Officer

[FORM OF REVERSE SIDE OF NOTE]

Zero Coupon Convertible Subordinated  Note Due 2009

1.      Interest and Original Issue Discount

This Note shall not bear interest, except that if the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Note), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.5% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

Original Issue Discount (the difference between the Issue Price and the Principal Amount at Maturity of the Note), in the period during which a Note remains outstanding shall accrue at 4.5% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date (as set forth on the face of this Note) of this Note.

2.      Method of Payment

Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Notes to a Paying Agent to collect such payments in respect of the Notes. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.      Paying Agent, Conversion Agent and Registrar

Initially, Chemical Bank, a New York corporation (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.      Indenture

The Company issued the Notes as a series of Securities under an Indenture dated as of January 28, 1994 (the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated herein, those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect from time to time (the "TIA"). In the case of any inconsistency between terms and provisions contained herein and terms and provisions contained in the Indenture, the terms and provisions of this Note shall govern. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms (except to the extent described in the third sentence of this paragraph), and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are general unsecured obligations of the Company limited to $245,000,000 aggregate Principal Amount at Maturity.

5.      Redemption at the Option of the Company

5.1. Redemption Dates; Redemption Process. No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Notes are not redeemable prior to March 3, 1999.

The table below shows Redemption Prices of a Note per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated through each such date. The Redemption Price of a Note redeemed between such dates shall include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table.

Redemption Date                     (1)            (2)                 (3)
                                   NOTE         Accrued Original   Redemption
                                 Issue Price           Issue         Price
                                                     Discount       (1)+(2)
                                                      at 4.5%

March 3, 1999 . . . . . .  . . . . . .$512.98       $127.84          $640.82
March 3, 2000 . . . . . . . . . . . . 512.98        157.00            669.98
March 3, 2001 . . . . . . . . . . . . 512.98        187.49            700.47
March 3, 2002 . . . . . . . . . . . . 512.98        219.36            732.34
March 3, 2003 . . . . . . . . . . . . 512.98        252.69            765.67
March 3, 2004 . . . . . . . . . . . . 512.98        287.53            800.51
March 3, 2005 . . . . . . . . . . . . 512.98        323.96            836.94
March 3, 2006 . . . . . . . . . . . . 512.98        362.04            875.02
March 3, 2007 . . . . . . . . . . . . 512.98        401.86            914.84
March 3, 2008 . . . . . . . . . . . . 512.98        443.49            956.47
At Stated  Maturity . . . . . . . . . 512.98        487.02          1,000.00

5.2. Right to Redeem; Notices to Trustee. If the Company elects to redeem Notes pursuant to this paragraph 5, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Notes to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in this subparagraph 5.2 by a Company Order, in the case of any redemption of less than all of the Notes, at least 60 days before the Redemption Date and, in the case of any redemption of all of the Notes, on or prior to the date of notice of redemption, subject to the provisions of paragraph 7 of this Note (in each case, unless a shorter notice shall be satisfactory to the Trustee).

5.3. Selection of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by applicable law or by the rules of any stock exchange on which the Notes are then listed). The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Notes that have denominations larger than $1,000. Notes and portions of them which the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. For all purposes of this Note and the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the Principal Amount at Maturity of such Note (and accrued Original Issue Discount thereon) which has been or is to be redeemed. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of fewer than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption, and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during the period.

5.4. Deposit of Redemption Price. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Indenture) money sufficient to pay the Redemption Price of all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Notes pursuant to paragraph 9 hereof. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date Original Issue Discount shall cease to accrue on such Notes (or portions thereof) and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price upon surrender of such Note).

5.5 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver (or transfer by book-entry) to the Holder a new Note in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Note surrendered.

6.      Purchase By the Company at the Option of the Holder

6.1. Purchase Dates; Purchase Prices. Subject to the terms and conditions described below, the Company shall become obligated to purchase, at the Option of the Holder, the Notes held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity:

Purchase Date         Purchase Price
March 3, 1999         $640.82
March 3, 2004          800.51

The Company shall become so obligated upon:

(1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") in the form provided by the Company in its Company Notice pursuant to subparagraph 6.1.4 of this Note at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating:

(A) if applicable, the certificate number of the Note which the Holder will deliver or transfer by book-entry to be purchased;

(B) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver or transfer by book-entry to be purchased, which portion must be $1,000 or an integral multiple thereof;

(C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in this paragraph 6; and

(D) in the event the Company elects, pursuant to subparagraph 6.1.1, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in subparagraph 6.1.3, whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount at Maturity and, if applicable, certificate numbers of the Notes as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

(2) delivery (or transfer by book-entry) of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery (or transfer by book-entry) being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this paragraph 6 only if the Note so delivered (or transferred) to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of subparagraph 6.3, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of subparagraph 6.1(1), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (D).

The Company shall purchase from the Holder thereof, pursuant to this subparagraph 6.1, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Note and the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note. Any purchase by the Company contemplated pursuant to the provisions of this subparagraph 6.1 shall be consummated by the delivery of the consideration to be received by the Holder by the delivery of cash, if applicable, no later than the second Business Day, or by the delivery and transfer of Common Stock (and cash in lieu of fractional interests therein) if applicable, no later than the seventh Business Day, in each case following the later of the Purchase Date and the time of delivery (or transfer by book-entry) of the Note. Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contem plated by this subparagraph 6.1 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with subparagraph 6.3. The Paying Agent shall promptly (once per day, but, in any event, prior to 10:00 a.m., New York time, on the Business Day following the Purchase Date) notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

6.1.1. Company's Right to Elect Manner of Payment of Purchase Price. The Notes to be purchased pursuant to subparagraph 6.1 may be paid for, at the election of the Company (which election may be exercised separately with respect to each Purchase Date), in U.S. legal tender ("cash") or Common Stock, or in any combination of cash and Common Stock, subject to the conditions set forth in subparagraphs 6.1.2 and 6.1.3. The Company shall designate, in the Company Notice delivered pursuant in subpar agraph 6.1.4, whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Notes in respect of which it will pay in cash or Common Stock; provided that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (regardless of how many separat e certificates are to be delivered). Each Holder whose Notes are purchased pursuant to this subparagraph 6.1 shall receive the same percentage of cash or Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in subparagraph 6.1.3 with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or com ponents or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this subparagraph 6.1.1 or pursuant to subparagraph 6.1.3 in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Common Stock.

At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

(i)     the manner of payment selected by the Company;

(ii)    the information required by subparagraph 6.1.4;

(iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in subparagraph 6.1.3 have been or will be complied with; and

(iv) whether the Company desires the Trustee to give the Company Notice required by subparagraph 6.1.4.

6.1.2. Purchase with Cash. In accordance with subparagraph 6.4, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to subparagraph 6.1 has been given, or a specified percentage thereof, may be p aid by the Company with cash equal to the aggregate Purchase Price of such Notes or specified percentage thereof. If the Company elects to purchase Notes with cash, the Company Notice, as provided in subparagraph 6.1.4, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

6.1.3. Payment by Issuance of Common Stock. In accordance with subparagraph 6.4, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to subparagraph 6.1 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead, the Company will pay cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Market Price of a full share by the fractional amount and rounding the product to the nearest whole cent. If a Holder elects to have more than one Note purchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be purchased. If the Company elects to purchase the Notes by the issuance of shares of Common Stock, the Company Notice, as provided in subparagraph 6.1.4, shall be sent to the Holders ( and to beneficial owners as required by applicable law) not later than the Company Notice Date.

The Company's right to exercise its election to purchase the Notes pursuant to subparagraph 6.1 through the issuance of shares of Common Stock shall be conditioned upon:

(i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of a timely Company Notice of election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

(ii) the registration of the shares of Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act or the Exchange Act, in each case, if required;

(iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Note and the Indenture and (B) the shares of Common Stock to be i ssued by the Company in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Note and the Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and nonassessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and
(iii) above and the condition set forth in t he second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes and the Sale Price of a share of Common Stock on each Trading Day during the period during which t he Market Price is calculated . The Company may pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in The Wall Street Journal or a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this subparagraph 6.1 through the issuan ce of shares of Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash.

6.1.4. Notice of Election. The Company's notice of election to purchase with cash or Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 106 of the Indenture at the time specified in subparagraph 6.1.2 or 6.1.3, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:
In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

(1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to the Purchase Price or such specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

(2)     set forth the method of calculating the Market Price of the Common
        Stock; and

(3) state that because the Market Price of Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

(i)     the Purchase Price and the Conversion Rate;

(ii)    the name and address of the Paying Agent and the Conversion Agent;

(iii) that Notes as to which a Purchase Notice has been given may be converted pursuant to paragraph 9 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of subparagraph 6.3 of this paragraph 6;

(iv) that Notes must be surrendered (or transferred by book-entry) to the Paying Agent to collect payment;

(v) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid by the delivery of cash no later than the second Business Day, or by the delivery or transfer of Common Stock (and cash in lieu of any fractional interests therein), if applicable, no later than the seventh Business Day, in each case following the later of the Purchase Date and the time of surrender (or transfer by book-entry) of such Note as described in (iv);

(vi) the procedures the Holder must follow to exercise rights under this subparagraph 6.1 and a brief description of those rights;

(vii)   briefly, the conversion rights of the Notes; and

(viii) the procedures for withdrawing a Purchase Notice (including, without limitation, the procedures for a conditional withdrawal pursuant to the terms of subparagraph 6.1(1)(D) or subparagraph 6.3).

At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company. Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 Principal Amount at Maturity of Notes, the Company will publish such determination in The Wall Street Journal or a daily newspaper of national circulation.

6.1.5. Covenants of the Company. The Company warrants that all shares of Common Stock delivered upon purchase of the Notes shall be newly issued shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall use its best efforts to list or cause to have quoted any shares of Common Stock to be issued to purchase Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted. The Company will promptly inform the Trustee in writing of such listing.

6.1.6. Procedure Upon Purchase. The Company shall deposit cash (in respect of a cash purchase under subparagraph 6.1.2 or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner provided in subparagraph 6.4, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this subparagraph 6.1. In the time and manner provided in subparagraph 6.3, the Company shall deliver through the Paying Agent to each Holder entitled thereto cash (in respect of a cash purchase) or a certificate or certificates for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered (or such transfer is executed) shall be treated as a holder of record of shares of Common Stock on the Business Day following the related Purchase Date. No payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

6.1.7. Taxes. If a Holder of a Note is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued, or to transfer such shares of Common Stock to an account held, in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued, or transferred to an account held, in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulation.

6.2. Purchase of Notes at Option of the Holder Upon Change in Control. (a) If on or prior to March 3, 1999 there shall have occurred a Change in Control, Notes shall be purchased by the Company, at the option of the Holder thereof, at a price (the "Change in Control Purchase Price") equal to the Issue Price plus Original Issue Discount accrued through the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in subparagraph 6.2(c) below.

A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

(i) There shall be consummated any consolidation or merger of or statutory share exchange involving the Company in which the Company is not the continuing, surviving or successor corporation or pursuant to which the Common Stock would be converted into cash, securities or other property, other than a consolidation or merger of or statutory share exchange involving the Company in which the holders of the Common Stock immediately prior to the consolidation, merger or share exchange have, directly or indirectly, at least a majority of the common equity of the continuing, surviving or successor corporation immediately after such consolidation, merger or share exchange; or

(ii) There is a report filed on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any Person (for the purposes of this subparagraph 6.2 only, as the term "Person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

Notwithstanding the foregoing provisions of this subparagraph 6.2, a Change in Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any Person holding Common Stock for or pursuant to the terms of any such employee stock ownership or benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

(b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in The Wall Street Journal or a daily newspaper of national circulation. The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

(1) briefly, the events causing a Change in Control and the date of such Change in Control;

(2) the date by which the Change in Control Purchase Notice pursuant to this subparagraph 6.2 must be given;

(3)     the Change in Control Purchase Date;

(4)     the Change in Control Purchase Price;

(5)     briefly, the conversion rights of the Notes;

(6)     the name and address of the Paying Agent and the Conversion Agent;

(7) the Conversion Rate and that gain or loss for federal income tax purposes may be realized on the exchange;

(8) that Notes as to which a Change in Control Purchase Notice has been given may be converted pursuant to paragraph 9 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of subparagraph 6.3;

(9) that Notes must be surrendered (or transferred by book-entry) to the Paying Agent to collect payment;

(10) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given and not withdrawn will be paid on the second Business Day following the later of the Change in Control Purchase Date and the time of surrender (or transfer by book-entry) of such Note as described in (9);

(11) briefly, the procedures the Holder must follow to exercise rights under this subparagraph 6.2; and

(12)    the procedures for withdrawing a Change in Control Purchase Notice.

At the Company's request upon at least five Business Days' notice, the Trustee shall give such notice of Change in Control in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such notice of Change in Control shall be prepared by the Company.

(c) A Holder may exercise its rights specified in subparagraph 6.2 upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") in the form provided by the Company in its notice pursuant to subparagraph 6.2(b) of this Note to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

(1) if applicable, the certificate number of the Note which the Holder will deliver (or transfer by book-entry) to be purchased;

(2) the portion of the Principal Amount at Maturity of the Note which the Holder will deliver (or transfer by book-entry) to be purchased, which portion must be $1,000 or an integral multiple thereof; and

(3) that such Note shall be purchased pursuant to the terms and conditions specified in this paragraph 6.

The delivery (or transfer by book-entry) of such Note to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by t he Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this subparagraph 6.2 only if the Note so delivered (or transferred) to the Paying Agent shall conf orm in all respects to the description thereof set forth in the related Change in Control Purchase Notice. The Company shall purchase from the Holder thereof, pursuant to this subparagraph 6.2, a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Note and the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note. Any purchase by the Company contemplated pu rsuant to the provisions of this subparagraph 6.2 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the Note to the P aying Agent in accordance with this subparagraph 6.2. Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this subparagraph 6.2(c) shall have the right to w ithdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with subparagraph 6.3. The Paying Agent shall promptly (once per day, but, in any event, prior to 10:00 a.m. New York time, on the Business Day following the Change in Control Purchase Date) notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdra wal thereof.

6.3. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in subparagraph 6.1 or subparagraph 6.2, as applicable, the Holder of the Note in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) there after be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Note. Such Purchase Price or Change in Control Purchase Price shall be paid to such Holder, subject to receipt of fu nds and/or securities by the Paying Agent, on the second Business Day if paid in cash or, in the case of a Purchase Price paid in Common Stock, on the seventh Business Day, in either case following the later of (x) the Purchase Date or Change in Cont rol Purchase Date, as the case may be, with respect to such Note (provided the conditions in subparagraph 6.1 or subparagraph 6.2(c), as applicable, have been satisfied) and (y) the time of delivery (or transfer by book-entry) of such Note to the Pay ing Agent by the Holder thereof in the manner required by subparagraph 6.1 or subparagraph 6.2(c), as applicable. Notes in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder ther eof may not be converted pursuant to paragraph 9 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

(1) if applicable, the certificate number of the Note in respect of which such notice of withdrawal is being submitted,

(2) the Principal Amount at Maturity of the Note with respect to which such notice of withdrawal is being submitted, and

(3) the Principal Amount at Maturity, if any, of such Note which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of subparagraph 6.1(1)(D) or (ii) a conditional withdrawal containing the information set forth in subparagraph 6.1(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

There shall be no purchase of any Notes pursuant to subparagraph 6.1 (other than through the issuance of Common Stock in payment of the Purchase Price, including cash in lieu of fractional shares) or pursuant to subparagraph 6.2 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes).

The Paying Agent will promptly return (or transfer by book-entry) to the respective Holders thereof any Notes (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this subparagraph, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, with respect to such Notes) and not subject to purchase pursuant to subparagraph 6.1 through the issuance of Common Stock, including cash in lieu of fractional shares, in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to hav e been withdrawn.

6.4. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 1:00 p.m. (local time in The City of New York) on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company sh all deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of mo ney (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of all the Notes or portions there of which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be.

If cash (and/or Common Stock if permitted hereunder) sufficient to pay the Purchase Price or the Change in Control Purchase Price, as the case may be, of all Notes (or portions thereof) to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent in accordance with the immediately preceding paragraph, Original Issue Discount shall cease to accrue on such Notes (or portions thereof) immediately after such Purchase Date or C hange in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, upon surrender of such Note).

6.5. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) or transferred by book-entry and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note or authorize transfer by book-entry, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Note so surrendered which is not purchased.

6.6. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in paragraph 13 hereof, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to subparagraph 6.4 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company.

7.      Notice of Redemption

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:

(1)     the Redemption Date;

(2)     the Redemption Price;

(3)     the Conversion Rate;

(4)     the name and address of the Paying Agent and Conversion Agent;

(5) that Notes called for redemption may be converted at any time before the close of business on the Redemption Date;

(6) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 9 of the Notes;

(7) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(8) if fewer than all the outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective Principal Amounts at Maturity) of the particular Notes to be redeemed;

(9) that Original Issue Discount on Notes called for redemption will cease to accrue on and after the Redemption Date, provided that, in the event the Company defaults in making payment of such Redemption Price on the Redemption Date, interest sh all accrue on such overdue amount as described in paragraph 1 of this Note; and

(10)    the CUSIP number of the Notes.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days prior to such notice of redemption. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes which are converted in accordance with the terms of this Note and the Indenture. Upon s urrender (or transfer by book-entry) to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

8.      Subordination

The Notes (including any and all payments of the Principal Amount at Maturity, Redemption Price, Purchase Price, Change in Control Purchase Price and interest, if any, in respect of any Note) are subordinated to all existing and future Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Indenture does not limit the present or future amount of Senior Debt the Company may have, except that not more than $250,000,000 of Intercompany Deb t may qualify as Senior Debt. The Company agrees, and each Holder by accepting a Note agrees, to such subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.      Conversion

9.1. Conversion Privilege. Subject to the next two succeeding sentences, a Holder of a Note may convert it into Common Stock of the Company at any time before the close of business on March 3, 2009. If the Note is called for redemption, the Hold er may convert it at any time before the close of business on the Redemption Date. A Note in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company t o purchase such Note may be converted only if such notice of exercise is validly withdrawn in accordance with the terms of paragraph 6 hereof.

9.2. Conversion Rate. The initial Conversion Rate is 29.499 shares of Common Stock per $1,000 Principal Amount at Maturity, subject to adjustment in certain events as described in subparagraph 9.5 below.

9.3. Conversion Procedure. To convert a Note, a Holder must (i) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, or, if applicable, complete and deliver to The Depository Trust Company or any successor depository (the "Depository") the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, (ii) surrender the Note to the Conversion Agent by physical or book-entry delivery (which is not necessary in the case of conversion pursuant to the Depository's book-entry conversion program), (iii) furnish appropriate endorsements and transfer documents, if required by the Conversion Agent , the Company or the Trustee and (iv) pay any transfer or similar tax, if required (the date upon which each of (i) through (iv) above shall have been satisfied, the "Conversion Date"). Book-entry delivery of a Note to the Conversion Agent may be ma de by any financial institution that is a participant in the Depository; conversion through the Depository's book-entry conversion program is available for any Note that is held in an account maintained at the Depository by any such participant.

No later than the seventh Business Day following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and cash in lieu of any fractional share. Delivery of such certificate and delivery of any check for any cash in lieu of fractional interests therein may be delayed for a reasonable time at the request of the Company in order to effectuate the calculation of adjustment s of the Conversion Rate pursuant to this paragraph 9. If, between any Conversion Date and the related date of delivery of shares of Common Stock, such shares shall cease to have any or certain rights, the Holder entitled to receive such shares shall be entitled only to receive such shares as so modified and any proceeds received thereon on or after such Conversion Date, and the Company, the Trustee and the Conversion Agent shall not be otherwise liable with respect to the modification, from su ch Conversion Date to the date of such delivery, of such shares of Common Stock.

The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be clos ed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to consti tute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, ho wever, such conversion shall be at the Conversion Rate in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall n o longer be a Holder of such Note.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted. The Company will promptly inform the Trustee of any such listing.

A Holder may convert a portion of a Note if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in subparagraph 9.5 below. On conversion of a Note, that portion of accrued Original Issue Discount attributable to the period from the Issue Date through the Conversion Date with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rath er shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with the cash amount, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the terms hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount accrued through the Conversion Date, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the Issue price of the Note being converted pursuant to the provisions hereof. If the Holder converts more than one Note at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Notes converted. Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver (or transfer through book-entry) to the Holder, a new Note in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Note surrendered. Provisions of the Indenture and this Note that apply to the conversion of Notes also apply to the conversion of portions of Notes.

9.4. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fraction al share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price, on the last Trading Day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

9.5.    Adjustment of Conversion Rate.

9.5.1. Adjustment for Change in Capital Stock. If, after the Issue Date of the Notes, the Company:

(i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

(ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

(iii) combines its outstanding shares of Common Stock into a smaller number of shares;

(iv) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

(v) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Note thereafter converted may receive the number of shares or other units of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Note immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution (except that in the event any Notes are converted between such record date and the payment date, the Company may withhold distribution of such additional shares of Common Stock or Capital Stock until the payment date) and immediately after the effec tive date in the case of a subdivision, combination or reclassification. If after an adjustment a Holder of a Note upon conversion of such Note may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall ther eafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this paragraph 9 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this paragraph 9. This subparagraph 9.5.1 shall not apply if Section 1209 of the Indenture is applicable.

9.5.2. Adjustment for Rights Issue. If after the Issue Date of the Notes, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

R'  =  R  x             (O + N)
(O+(N  x  P)/M)

where:

R'  =   the adjusted Conversion Rate.

R   =   the current Conversion Rate.

O   =   the number of shares of Common Stock outstanding on the record date for the distribution to which this subparagraph 9.5.2 is being applied.

N   =   the number of additional shares of Common Stock offered pursuant to the distribution.

P   =   the offering price per share of the additional shares.

M   =   the Average Sale Price, minus, in the case of (i) a distribution to which subparagraph 9.5.1(iv) applies or (ii) a distribution to which subparagraph 9.5.3 applies, for which, in each case, (x) the record date shall occur on or before the rec ord date for the distribution to which this subparagraph 9.5.2 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this subparagraph 9.5.2 applies, the fair market value (on the record date for the distribution to which this subparagraph 9.5.2 applies) of the

(1) Capital Stock of the Company distributed in respect of each share of Common Stock in such subparagraph 9.5.1(iv) distribution, and

(2) assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such subparagraph 9.5.3 distribution.

The Board of Directors shall determine fair market values for the purposes of this subparagraph 9.5.2. The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options to which this subparagraph 9.5.2 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, wa rrants or options. No adjustment shall be made under this subparagraph 9.5.2 if the application of the formula stated above in this subparagraph 9.5.2 would result in a value of R' that is equal to or less than the value of R. This subparagraph 9.5 .2 shall not apply if Section 1209 of the Indenture is applicable.

9.5.3. Adjustment for Other Distributions. If, after the Issue Date of the Notes, the Company distributes to all holders of its Common Stock any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Comp any (including securities or cash, but excluding (x) distributions of Capital Stock referred to in subparagraph 9.5.1 and distributions of rights, warrants or options referred to in subparagraph 9.5.2,
(y) cash dividends or other cash distributions p aid from consolidated earnings or consolidated earned surplus of the Company and (z) Excluded Cash Dividends), then the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this subparagraph 9.5.3. in accordance with the formula:

R'  =  R  x  M
M - F

where:

R'  =   the adjusted Conversion Rate.

R   =   the current Conversion Rate.

M   =   the Average Sale Price, minus, in the case of a distribution to which subparagtraph 9.5.1(iv) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this subparagraph 9.5.3 applies and (i i) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this subparagraph 9.5.3 applies, the fair market value (on the record date for the distribution to which this subparagraph 9.5.3 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such subparagraph 9.5.1(iv) distribution.

F   =   the fair market value (on the record date for the distribution to which this subparagraph 9.5.3 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this subparagraph 9.5.3 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

The Board of Directors shall determine fair market values for the purposes of this subparagraph 9.5.3. The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution to which this subparagraph 9.5.3 applies. In the event that, with respect to any distribution to which this subparagaraph 9.5.3 would otherwise apply, the difference "M" - "F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this subparagraph 9.5.3 shall not be made and in lieu thereof the provisions of subparagraph 9.5.8 shall apply to such distribution.

9.5.4. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% (e.g., if the Conversion Rate is 29.499, an increase or decrease of .29499 (1% of 2 9.499)) in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 9 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be with one-half of a cent and 5/10,000ths of a share being rounded upwards.

9.5.5. When No Adjustment Required. No adjustment need be made for a transaction referred to in subparagraph 9.5.1, 9.5.2, 9.5.3 or 9.5.8 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determ ines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Notes become convertible pursuant to this paragraph 9 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

9.5.6. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly, but in any event no later than seven Business Days after such adjustment, file with the Trustee and the Conversion Agent a notice of such adjustment and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The Conversion Agent will promptly, but in any event no later than seven Business Days after recei pt thereof, mail such notice to Holders at the Company's expense. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

9.5.7. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time (provided, that such period is not less than 20 Business Days). Whenever the Conversion Rate is increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of the increase. The Company (or the Trustee at the Company's request (upon at least five Business Days' notice) and expense) shall mail the notice at least 15 days bef ore the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of subparagraphs 9.5.1, 9.5.2 or 9.5.3.

9.5.8. Special Distributions. If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of t he last paragraph of subparagraph 9.5.3, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of subparagraph 9.5.3, then, from and after the record date for determining the holders of Common Stock entitled to rec eive the distribution, a Holder of a Note that converts such Note in accordance with the provisions of this Note and the Indenture shall upon such conversion be entitled to receive, in addition to the shares of Common Stock into which the Note is con vertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Note immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

9.5.9. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to subparagraph 9.4, 9.5.1, 9.5.2, 9.5.3, 9.5.4, 9.5.5, 9.5.8 or 9.5.11 is conclusive.

9.5.10. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this paragraph 9 should be made, how it should be made or what it should be. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this paragraph 9. Each Conversion Agent shall have the same protection under this subparagraph as the Trustee.

9.5.11. Simultaneous Adjustments. In the event that this paragraph 9 requires adjustments to the Conversion Rate under more than one of subparagraphs 9.5.1(4), 9.5.2 or 9.5.3, and the record dates for the distributions giving rise to such adjustment s shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of subparagraph 9.5.1, second, the provisions of subparagraph 9.5.3 and, third, the provisions of subparagraph 9.5.2.

9.5.12. Successive Adjustments. Except as set forth in subparagraph 9.5.7, after an adjustment to the Conversion Rate under this paragraph 9, any subsequent event requiring an adjustment under this paragraph 9, shall cause an adjustment to the Conversion Rate as so adjusted.

9.5.13. Cancellation of Note. Upon receipt by the Trustee of Notes delivered to the Conversion Agent for conversion under this paragraph 9, the Trustee shall cancel and dispose of the same as provided in Section 309 of the Indenture.

9.6 Consolidation, Merger, Etc. If the Company is a party to a consolidation, merger or statutory share exchange or a transfer of all or substantially all of its assets, the right to convert a Note into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person as provided in the Indenture.

10.     Conversion Arrangement on Call for Redemption.
In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price, tog ether with interest, if any, accrued to the Redemption Date, of such Notes. Notwithstanding anything to the contrary contained in this Note, the obligation of the Company to pay the Redemption Price of such Notes, including all accrued interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company , be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in paragraph 9) surrendered by such purchasers for conversion, all as of immediately prior to t he close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Note and the Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, damage, claim, l iability, cost or expense (including attorneys' fees) incurred without negligence or bad faith on its part, arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers , including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Note and the Indenture.

11.     Denominations, Transfer, Exchange

The Notes are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Notes for one or more new Notes of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes in respect of wh ich a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Note to be purchased in part, the portion of the Note not to be purchased) for a period of 15 days before a selection of Notes to be redeemed.

12.     Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of this Note for all purposes.

13.     Unclaimed Money or Notes

The Trustee and Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years; provided, however, that the Trustee or su ch Paying Agent, before being required to make any such return, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to the money or securities noti ce that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the C ompany. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

14.     Amendment

The Company and the Trustee may amend the Indenture or the Notes without the consent of any Holder to, among other things, provide for uncertificated Notes in addition to certificated Notes so long as such uncertificated Notes are in registered form for purposes of the Internal Revenue Code of 1986, as amended. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding, the Company and the Trustee may amend the I ndenture or the Notes. However, without the consent of each Holder affected, an amendment to the Indenture or the Notes may not, among other things: (i) make any change to the Principal Amount at Maturity of Notes whose Holders must consent to an am endment; (ii) make any change in the manner or rate of accrual in connection with Original Issue Discount, reduce the rate of interest referred to in paragraph 1 of this Note or extend the time for payment of Original Issue Discount or interest, if a ny, on any Note; (iii) reduce the Principal Amount at Maturity or the Issue Price of or extend the Stated Maturity of any Note; (iv) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Note; (v) make any Note payabl e in money or securities other than that stated in the Note; (vi) make any change that adversely affects the right to convert any Note; or (vii) make any change that adversely affects the right to require the Company to purchase the Notes in accordan ce with the terms hereof and the Indenture.

15.     Defaults and Remedies

Events of Default are (i) default in payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Notes when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise, whether or not such payment shall be prohibited by
 Article 15 of the Indenture; (ii) failure by the Compan y to deliver shares of Common Stock when such Common Stock is required to be delivered following conversion of a Note; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, subject to notice and lapse of time; (i v) default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Principal Insurance Subsidiary having an aggregate outstanding principal amount of in excess of $25,000,000, which default shall hav e resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable without such indebtedness being discharged or such acceleration having been rescinded or annulled, in each case within a period of 30 days after the receipt of notice thereof by the Company from the Trustee or by the Company and the Trustee from Holders of not less than 25% in aggregate Principal Amount at Maturity of the Notes at the time outstandi ng; and (v) events of bankruptcy or insolvency as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Notes at the time outstanding , may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default. Subject to Articles 5 and 6 of the Indenture, the Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Holders of a majority in aggregate Principal Amount at Maturity of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that the right of any Holder (x) to receive payment of the Principal Amount at Maturity, Issue Price plus accrued Original Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price with respect to any Note and any interest in respect of a default in the payment of any such amounts on such Note, on or after the due date therefor, (y) to convert Notes or (z) to institute suit for the enforcement of any such payments or conversion shall not be impaired or adversely affected without such Holder's consent; provided, further, that the Holders of at least a majority in aggregate Principal Amount at Maturity of the outstanding Not es may waive an existing default and its consequences, other than (i) any default by the Company in any payment on the Notes, (ii) any default by the Company in delivering shares of Common Stock when such Common Stock is required to be delivered, (ii i) any default which constitutes a failure to convert any Note in accordance with its terms or (iv) any default in respect of covenants or provisions in the Indenture and this Note which may not be modified without the consent of the Holder of each Note.

16.     Definitions

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

"Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of (i) 30 consecutive Trading Days ending on the last Trading Day prior to the Time of Determination with respect to the rights, warrants or options or dis tribution in respect of which the Average Sale Price is being calculated; (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
(b) the distribution, in each cas e, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated; or
(iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adj ustment is required by the provisions of subparagraph 9.5.1(iv), 9.5.2 or 9.5.3 and (y) proceeding through the last Trading Day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated.

In the event that the Ex-Dividend Time (as defined in the definition of "Time of Determination") (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, comb ination or reclassification to which subparagraph 9.5.1(i), (ii), (iii) or (iv) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calcu lated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

"Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

"Excluded Cash Dividends" mean dividends at the quarterly rate of $.10 per share (appropriately adjusted after the date of this Note for any transactions described in subparagraphs 9.5.1(i), (ii) and (iii)) or increases therein payable out of cumulat ive consolidated net income of the Company for the period from January 1, 1994 through the date of the most recent consolidated quarterly financial statements of the Company as at the time of the declaration of the dividend.

"Ex-Dividend Time" is defined within the definition of "Time of Determination." "Issue Date" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

"Issue Price" of any Note means, in connection with the original issuance of such Note, the initial issue price at which the Note is sold as set forth on the face of the Note.

"Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a Trading Day, or, if not, then on the last T rading Day prior to such Business Day) prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such five Trading Day period and ending on such Purchase Date, of a ny event described in subparagraphs 9.5.1,
9.5.2 or 9.5.3; subject, however, to the conditions set forth in subparagraphs
9.5.4 and 9.5.5.

"Notes" means any of the Company's Zero Coupon Convertible Subordinated Notes due 2009, as amended or supplemented from time to time, issued under the Indenture.

"Original Issue Discount" of any Note means the difference between the Issue Price and the Principal Amount at Maturity of the Note as set forth on the face of the Note.

"Principal Amount at Maturity" of a Note means the Principal Amount at Maturity as set forth on the face of the Note.

"Redemption Date" or "redemption date" shall mean the date specified for redemption of the Notes in accordance with the terms of the Notes and the Indenture.

"Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 5 hereof.

"Sale Price" of the Common Stock on any date means the closing per share sale price for the Common Stock (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on the NYSE Composite Tape or, in the event the Common Stock is not listed on the NYSE, such other national or regional securities exchange upon which the Common Stock is listed, as reported in the composite transactions f or the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by NASDAQ, or, if the Common Stock is not reported by NASDAQ, the high per share bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the per share market value of the Common Stock on such date shall be determined by the Company on such basis as it deems appropriate.

"Stated Maturity" when used with respect to any Note, means the date specified in such Note as the fixed date on which an amount equal to the Principal Amount at Maturity of such Note is due and payable.

"Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which subparagraph 9.5.2 or 9.5.3 applies and (ii) the time (" Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is t hen listed or quoted.

"Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on whic h the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

17.     Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.     No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note each Holder waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Notes.

19.     Authentication

This Note shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

20.     Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

21.     Ownership

Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this
 Note is registered as the owner hereof for all purposes, whether or not this
 Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

22.     Governing Law

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS NOTE.

23.     Paragraph Headings

Paragraph headings used herein are for convenience only and shall not affect the construction of this Note.


ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


____________________________________________
(Insert assignee's soc. or tax ID no.)


____________________________________________

____________________________________________
(Print or type assignee's
name, address and zip code)

and irrevocably appoint

______________________________________ agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

CONVERSION NOTICE

To convert this Note into Common Stock of the Company, check the box:
                                                                /__/

To convert only part of this Note, state the Principal Amount at Maturity to be converted (which must be in $1,000 or an integral multiple of $1,000):

$________

If you want the stock certificate made out in another person's name, fill in the form below:

__________________________________
(Insert other person's soc. sec. or tax ID no.)

__________________________________

__________________________________

__________________________________
(Print or type other person's
name, address and zip code)

____________________________________________

Date:
________________________________________
Your Signature:________________________________

____________________________________________
(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signature Guaranteed by:

____________________________________________

By:_________________________________________

____________________________________________
The signature must be guaranteed by a bank, a trust company or a member of the New York Stock Exchange.